                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

This employment agreement is effective as of between Aether Technologies International, L.L.C. (Employer) and David Reymann (Employee).

                                    RECITALS

1. The Employee has acquired skills and abilities in financial management and accounting.

2. The Employer desires the services of the Employee, and is therefore willing to engage his/her services on the terms and conditions stated below.

3. The Employee desires to be employed by the Employer and is therefore willing to do so on those terms and conditions.

       Now therefore, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1.     EMPLOYEE'S DUTIES AND AUTHORITY.

       The Employer shall employ the Employee as with responsibility to accomplish the assigned activities or in such other capacity or capabilities that are reasonably related to such activities.

2.     OTHER BUSINESS ACTIVITIES.

       During Employment, the Employee shall devote his work efforts to the performance of this Agreement and shall not, without the Employer's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this Agreement, provided however, that the Employee continues to receive compensation for that service from the Employer.

       2.1    REASONABLE TIME AND EFFORT REQUIRED.

              During his/her employment, the Employee shall devote such time, interest, and effort to the performance of this Agreement as may be fair and reasonable.

3.     NON-COMPETITION DURING EMPLOYMENT.

       See Non-Compete Agreement

4.     TERM OF EMPLOYMENT.

       The Employee shall be employed from June 1, 1999 to June 1, 2001 unless the Employee is terminated as provided in this Agreement or this Agreement is extended by mutual written consent of the parties.

5.     SALARY AND BONUS.

       The Employer shall pay a basic salary to the Employee at the rate of $127,500 for the first year of the contract and a minimum of $127,500 for the second year of the contract, payable in equal monthly installments.

6.     STOCK OPTIONS.

       See Schedule A.

7.     EXPENSES.

       The Employer shall reimburse the Employee for reasonable expenses incurred in connection with the Employee's performance of his duties including travel expenses, food and lodging, while away from home, pursuant to the Employer's approval of any expense over $1,000.00.

8.     HEALTH BENEFITS.

       The Employer shall provide the Employee with Individual Health Coverage (Blue Cross and Blue Shield MPOS 100/80) and Dental coverage (Phoenix Dental) starting on the date of employment. The Employee monthly contribution is 20 (twenty) percent of the total health coverage cost.

9.     VACATION AND HOLIDAY

       The Employee is entitled to 20 days of paid vacation during each year of the Agreement term. He/she is also entitled to 10 (ten) paid holidays, each that he may select during the duration of the Agreement.

10.    401K PARTICIPATION,

       The Employee is eligible for the 401K Plan after completing three months of service with the Company. Once the eligibility requirement is met, participation may start on the next entry date.

11.    EMPLOYEE'S RIGHT OF OWNERSHIP.

       All inventions conceived or developed by the Employee during the term of this Agreement shall remain the property of the Employer.

12.    TERMINATION.

       12.1   INVOLUNTARY TERMINATION OF AGREEMENT.

              The Employer may terminate this Agreement without cause, on the last day of this Agreement with 90 (ninety) days prior written notice to the Employee.

       12.2   TERMINATION FOR CAUSE.

              The Employer may terminate this Agreement at any time without notice if the employee commits any material act of dishonesty, discloses confidential information, is guilty of gross carelessness or misconduct, is not permitted to enter into this agreement because of previous commitments or agreements, or acts in any way that has direct, substantial, and adverse effect on the Employer's reputation.

13.    EMPLOYEE TERMINATION.

       13.1   TERMINATION ON RESIGNATION.

              The Employee may terminate this Agreement by giving the Employer 2
              (two) weeks prior written notice of resignation.

       13.2   TERMINATION ON DEATH.

              If the Employee dies during the period of the Agreement shall then be terminated. All unpaid compensation will be made to Employees' estate.

14.    NON-DISCLOSURE AFTER TERMINATION.

       Because of his/her employment by the Employer, the employee will have access to trade secrets and confidential information about the Employer, its products, its customers, and its methods of doing business. In consideration of his/her access to this information, the Employee agrees that for a period of 2 (two) years after his/her employment, he/she will not disclose such trade secrets or confidential information.

15.    ARBITRATION.

       Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and Judgement on the award rendered by the arbitrators, one to be chosen directly by each party at will and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator he selects and of his own attorneys and the expenses of his witnesses and all other expenses connected with presenting his case. Other costs of the arbitration, including the costs of any record transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. Despite the forgoing, the arbitrators may assign to one party to the other any and all fees and costs as part of any arbitration award.

16.    ENTIRE AGREEMENT.

       This Agreement contains the entire Agreement between the parties and supersedes all prior oral and written Agreements, understandings, commitments, and practices between the parties. No amendments to this Agreement may be made except in writing and signed by both parties.

17.    CHOICE OF LAW.

       The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of Maryland.

18.    SEVERABILITY.

       If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

19.    REPLACEMENT OF EMPLOYMENT AGREEMENT.

       This contract replaces the contract dated June 8, 1998 between Aether Technologies International L.L.C. and David Reymann.

20.    NOTICES SHALL BE AS FOLLOWS:

              Unto Employer:           AETHER TECHNOLOGIES INTERNATIONAL, L.L.C.
                                       11460 CRONRIDGE DRIVE
                                       OWINGS MILLS, MD 21117

              Unto Employee:           David Reymann

       Executed by the parties as of the day and year first written above.


       EMPLOYER


/s/ DAVID S. OROS                          5/18/99
---------------------------------          ---------------------
BY                                         DATE

PRESIDENT/CEO
---------------------------------
TITLE


/s/ DAVID C. REYMANN                       5-18-99
---------------------------------          ---------------------
DAVID REYMANN                                     DATE

                                    Schedule A
                                    ----------

                             Copy of Option Agreement

                                  SCHEDULE B

                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

     This is a Non-Competition and Non-Disclosure Agreement between Aether Technologies International, L.L.C. (the "Company") and David C. Reymann, (the "Employee"). The parties recognize that the Company is involved in the development and sale of technology that is unique and proprietary. In consideration of the Employee's employment with the Company, the parties agree as follows:

     1. CONFIDENTIAL INFORMATION: The Employee understands that he/she will have access to confidential information, and that the disclosure of this information to others would be detrimental to the Company. The Employee agrees that during his/her employment, and at any time following his/her employment with the Company, the Employee will not disclose to any person or entity, other than in the discharge of his/her duties under this Agreement: (a) the business operations or internal structure of the Company, including marketing and sales information; (b) the customers of the Company, including customer lists and customer records; (c) the work performed for any customer of the Company; and
(d) the method or procedure used by the Company regarding any projects in which it is engaged, or plans for any method or procedure contemplated by the Company.

        The Employee understands that the information to which he/she has access during his/her employment is the exclusive property of the Company, and agrees that upon the conclusion of his/her employment with the Company he/she will return all documents, forms, computer disks, customer lists, sales lists, marketing information and any other materials in his/her possession related to the Company's business, and that he/she will not keep any copies, reproductions, notes or records of any of these materials.

     2. NON-COMPETITION: The Employee agrees that for a period of ten (10) months immediately following the Employee's employment, he/she will not directly or indirectly own, operate, join, control, participate in the ownership, operation, management, operation or control of; or be a director, shareholder, agent, employee, consultant, or contractor to any business, firm, company, or entity that develops, manufactures, sells, or resells wireless financial data services, or in any way competes with the business of the Company.

     3. NON-SOLICITATION: The Employee agrees that for a period of ten (10) months immediately following the Employee's employment with the Company, he/she will not solicit, or accept orders from any customer of the Company, or any entity that the Company was actively soliciting to be a customer during the twelve (12) months preceding the conclusion of the Employee's employment. The Employee shall not solicit or accept orders directly, or indirectly, for his/her own account or for the accounts of others. The Employee's obligation of non-solicitation extends to any and all orders for merchandise, products or services of any kind that are like or similar to the merchandise, products or services sold or rendered by the Company. The Employee agrees that he/she will not directly or indirectly urge any customer or potential customer of the Company to discontinue in whole or in part, or not to do business with, the Company. The Employee also agrees that he/she will not solicit or recruit employees of the Company to leave the Company.

Non-technical Non-compete
Page two


       4. ENFORCEABILITY: The Parties agree that the restrictions set forth in this Agreement are reasonable in scope and duration, given the nature of the Company's business and that the protections afforded the Company are necessary to protect its legitimate business interests. Should a court of competent jurisdiction determine that any provision of this Agreement is invalid, the Parties agree that the court should determine the restraint that is reasonably necessary to protect the Company's legitimate business interests, and that the Parties agree to be bound by that decision. This Agreement shall be governed under the laws of Maryland.

       5. REMEDIES: The Employee agrees that the Company could not be adequately compensated in damages by the Employee's breach of this Agreement, and that such a breach would result in irreparable and continuing harm to the Company. Therefore, in the event of any breach or threatened breach of this Agreement by the Employee, the Company shall have the right to obtain specific enforcement of this Agreement, or an injunction restraining such breach or potential breach, from a court of competent jurisdiction. The Employee agrees to pay the Company's attorneys' fees incurred in enforcing any covenant of this Agreement.

       6. NOTICE TO NEW EMPLOYER: The Employee agrees to notify any subsequent employer or prospective employer of his/her obligations under this Agreement.

       7. SCOPE AND AMENDMENTS: This is the entire agreement between the Parties, and it supersedes any prior agreement between the Parties. This Agreement does not modify the "at will" nature of the Employees' employment with the Company, and either the Employee or the Company may terminate the Employees' employment at any time and for any reason or for no reason. This Agreement may be amended, modified, or waived only by a document signed by both of the Parties.

AETHER TECHNOLOGIES
INTERNATIONAL, L.L.C.

By:  [sig]                            /s/ DAVID C. REYMANN
   --------------------------         ---------------------------
                                      David C. Reymann (Signature)

Title:  President/CFO                 Date:  8-16-99
      -----------------------         ----------------------


Date:    8-16-99
     ------------------------